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ATTACHMENT - ITEM 19(b)3(b) - AGENCY AGREEMENT
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                                AGENCY AGREEMENT




                                                                  March 14, 1997



International Uranium Corporation
1320 - 885 West Georgia Street
Vancouver, B.C.
V6C 3E8

ATTENTION: LUKAS LUNDIN, PRESIDENT

Dear Sirs:

         We, Salman Partners Inc., CIBC Wood Gundy Securities Inc., Griffiths McBurney & Partners, Newcrest Capital Inc. and First Marathon Securities Limited (collectively, the "Agents"), understand that International Uranium Corporation (the "Company") proposes to create, issue and sell a total of 40,000,000 special warrants (the "Special Warrants") of the Company having the attributes and characteristics specified herein.

         Upon and subject to the terms and conditions set forth herein, the Agents hereby offer to act as, and by their acceptance hereof the Company hereby agrees to appoint the Agents as, the sole and exclusive agents of the Company to use their reasonable best efforts to offer up to 40,000,000 Special Warrants for sale to purchasers on a private placement basis at a price (the "Purchase Price") of $1.25 per Special Warrant for an aggregate Purchase Price of up to $50,000,000. It is understood and agreed that the Agents are under no obligation to purchase any of the Special Warrants, although the Agents may subscribe for Special Warrants if they so desire.

         The Company agrees that the Agents will be permitted to appoint other registered dealers (or other dealers duly qualified in their respective jurisdictions) as their agents to assist in the private placement contemplated hereby and that the Agents may determine the remuneration payable, from the commission payable to the Agents hereunder, to such other dealers appointed by them.

         In consideration of the Agents' services in effecting the sale of the Special Warrants and the distribution of the Special Warrants on a private placement basis, the Company agrees, at the time and in the manner specified in paragraph 6.3 hereof, to
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pay to the Agents the Commission (as hereinafter defined) in the amount specified in paragraph 6.3 hereof.

         This offer and all of the Agents' obligations hereunder are subject to the additional terms and conditions set forth below.

1.       DEFINITIONS

1.1 In this Agreement, unless the context otherwise requires, all capitalized terms, unless otherwise defined herein, shall have the meanings attributed thereto in the Offering Memorandum and:

         "Acquisition" means the acquisition by the Company of substantially all of the uranium producing assets and business of Energy Fuels materially on the terms and conditions described in, and pursuant to the Acquisition Agreement referred to in, the Offering Memorandum;

         "Acquisition Agreement" means that certain asset purchase agreement made as of the 19th day of December, 1996 between Energy Fuels and International Uranium Holdings Corporation, a subsidiary of the Company, setting out the terms and conditions of the Acquisition;

         "Agents' Counsel" means McCarthy Tetrault;

         "Amalgamated IUC" means the corporation to be formed upon the amalgamation of the Company and Thornbury pursuant to the Amalgamation Agreement;

         "Amalgamation" means the proposed amalgamation of the Company and Thornbury under the Business Corporations Act (Ontario) on the terms and conditions described in, and pursuant to the Amalgamation Agreement referred to in, the Offering Memorandum;

         "Amalgamation Agreement" means the amalgamation agreement to be entered into between the Company and Thornbury in connection with the Amalgamation;

         "Amalgamation Date" means the date shown on the certificate of amalgamation issued by the Director under the Business Corporations Act (Ontario) in respect of the Amalgamation;

         "Automatic Retraction Time" means 5:00 p.m. (Toronto time) on the day which is 90 days from the Closing Date;

         "business day" means a day which is not a Saturday, a Sunday or a statutory holiday in the Provinces of British Columbia or Ontario;



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         "Closing" means the completion of the issue and sale by the Company and the purchase by the Purchasers of the Special Warrants pursuant to this Agreement and the Subscription Agreements;

         "Closing Date" means March 25, 1997 or such other date as the Company and the Agents may agree;

         "Closing Time" means 9:00 a.m. (Toronto time) on the Closing Date or such other time on the Closing Date as the Company and the Agents may agree;

         "Commission" has the meaning attributed thereto in paragraph 6.3 hereof;

         "Common Shares" means common shares without par value in the capital of the Company as constituted on the date hereof;

         "Company's Counsel" means Cassels Brock & Blackwell;

         "Deemed Exercise Time" means the time at which the Escrow Release Conditions are satisfied;

         "Energy Fuels" means, collectively, Energy Fuels, Ltd., Energy Fuels Exploration Company and Energy Fuels Nuclear, Inc.;

         "Escrow Funds" means the amount equal to the aggregate proceeds of issue (net of Commission) of the Special Warrants sold by the Company to the Purchasers at the Closing;

         "Escrow Release Conditions" means, collectively (i) the completion of the Amalgamation, subject only to the filing of pre-approved articles of amalgamation in respect of the Amalgamation with the Director under the Business Corporations Act (Ontario); (ii) the closing of the Acquisition in escrow, subject only to payment; and (iii) the obtaining by the Company of a conditional listing of the common shares of Amalgamated IUC on The Toronto Stock Exchange;

         "Exemptions" has the meaning attributed thereto in paragraph 3.1 hereof;

         "Expiry Time" means the earlier of (i) the Deemed Exercise Time and
         (ii) the Automatic Retraction Time;

         "Information Circular" means the Management Information Circular and Proxy Statement dated February 17, 1997 of Thornbury, as from time to time amended or supplemented;





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         "material change", "material fact" and "misrepresentation" have the respective meanings attributed thereto in any of the Securities Laws;

         "Material Subsidiaries" means International Uranium U.S. Finance LLC, International Uranium (Bermuda I) Ltd., International Uranium (Bermuda
         II) Ltd., Energy Fuels Exploration Company Ltd., International Uranium Holdings Corporation, Gurvan Saihan Joint Venture Corp. (effective on the closing of the Acquisition), International Uranium (U.S.A.) Corporation, IUC White Mesa LLC, IUC Exploration LLC, IUC Reno Creek LLC, IUC Sunday Mine LLC, IUC Colorado Plateau LLC, IUC Arizona Strip LLC, IUC Properties LLC as such companies exist after giving effect to the Acquisition;

         "Offering Memorandum" means the Confidential Offering Memorandum dated March 19, 1997 of the Company, as from time to time amended or supplemented;

         "Principal Documents" means this Agreement and the Special Warrant Indenture;

         "Purchasers" means purchasers of Special Warrants pursuant to Subscription Agreements;

         "Securities Laws" means, collectively, the applicable securities laws of each of the Selling Jurisdictions and the respective rules and regulations made and forms prescribed thereunder together with all applicable published policy statements, notices, interpretation notes and blanket orders and rulings of applicable securities regulatory authorities (including national policy statements of the Canadian Securities Administrators);

         "Selling Jurisdictions" means those jurisdictions in Canada in which the Special Warrants are offered for sale and sold pursuant to this Agreement;

         "Special Warrants" means the special warrants to be issued by the Company as contemplated herein;

         "Special Warrant Indenture" has the meaning attributed thereto in paragraph 2.1 hereof;

         "Subscription Agreements" means the agreements to subscribe for and purchase Special Warrants to be entered into between the Purchasers, the Company and the Agents, in the form or forms agreed to between the Company and the Agents;

         "subsidiary" has the meaning attributed thereto in the Securities Act (Ontario);


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         "this Agreement" means the agreement formed by the acceptance by the
         Company of the offer made by the Agents in this letter;

         "Thornbury" means Thornbury Capital Corporation, a company created pursuant to the laws of Ontario;

         "Underlying Shares" means the Common Shares from time to time issuable upon the exercise of the Special Warrants; and

         "Warrant Agent" means Montreal Trust Company of Canada, as warrant agent under the Special Warrant Indenture.

2.       TERMS OF SPECIAL WARRANTS

2.1 The Special Warrants shall be issued under and governed by a special warrant indenture (the "Special Warrant Indenture") to be dated as of the Closing Date and made between the Company and the Warrant Agent as warrant agent thereunder.

2.2 The Special Warrant Indenture shall contain provisions substantially to the effect that:

(a) each Special Warrant will entitle the holder thereof, upon the exercise thereof and without payment of any additional consideration, to be issued one Common Share, subject to adjustment as provided in the Special Warrant Indenture;

(b) each holder of Special Warrants will be entitled to exercise its Special Warrants during the period commencing on the Closing Date and ending at the Expiry Time;

(c) if the Deemed Exercise Time does not occur prior to the Automatic Retraction Time, the Special Warrants then outstanding will automatically and immediately thereafter be retracted by the Warrant Agent on behalf of the holders thereof for repayment to such holders out of the Escrow Funds of the aggregate Purchase Price for such retracted Special Warrants together with payment of an amount equal to the proportionate share attributed to such Special Warrants of the interest earned by the Warrant Agent on the Escrow Funds, calculated from the Closing Date to and including the day immediately preceding the date of payment to such holder.

(d) any Special Warrant not exercised prior to the Deemed Exercise Time will be exercised at the Deemed Exercise Time by the Warrant Agent on behalf of the holder thereof (without any further action on the part of the holder thereof or the Company) subject to applicable securities laws; and





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(e)      upon the satisfaction of the Escrow Release Conditions, the Company and the Agents will forthwith, and in any event not later than the first business day thereafter, give written notice thereof to the Warrant Agent and the Warrant Agent will forthwith give written notice thereof to the holders of Special Warrants.

2.3 The provisions of the Special Warrant Indenture and the attributes and characteristics of the Special Warrants provided for therein shall be substantially as described herein, with such changes thereto as the Agents and the Company may agree to, and otherwise the Special Warrant Indenture shall be in such form and contain such terms and provisions (including customary anti-dilution provisions) as are satisfactory to the Company and the Agents, acting reasonably.

3.       NATURE OF TRANSACTION

3.1 The offering and sale of the Special Warrants to Purchasers is to be effected in a manner exempt from any prospectus filing or delivery requirements of all securities laws and policies applicable in the various jurisdictions in which the Special Warrants are offered for sale and sold, without the necessity of obtaining any order or ruling of any securities regulatory authority. Accordingly, each Purchaser shall purchase Special Warrants from the Company, insofar as the laws of the Province of Ontario are concerned, under prospectus filing exemptions contained in paragraphs 72(1)(a), (c) or (d) of the Securities Act (Ontario) and, insofar as the laws of other Selling Jurisdictions are concerned, under similar exemptions, if available, provided for in the applicable securities legislation of such Selling Jurisdictions (the "Exemptions"). The Agents will notify the Company with respect to the identity and jurisdiction of residence of each Purchaser as soon as practicable (and in any event not later than the business day prior to the Closing Date) and with a view to affording sufficient time to allow the Company to secure compliance with all applicable regulatory requirements in connection with the sale of the Special Warrants to Purchasers under the Exemptions.

3.2 The Company shall at its expense comply with all applicable regulatory requirements of the Selling Jurisdictions in connection with the sale of the Special Warrants to the Purchasers under the Exemptions, including the filing of any required reports (without, if and to the extent permitted, the disclosure therein of the names and addresses of the Purchasers) and the payment of applicable fees relating thereto.

3.3 The Agents shall conduct their activities (and shall require any agent appointed as contemplated on page 1 hereof to agree with the Agents, for the benefit of the Company, to conduct its activities) in connection with the distribution of the Special Warrants in compliance with all applicable laws and regulatory requirements and, without limiting the foregoing, the Agents represent and agree (and shall require any such agent to agree with the Agents for the benefit of the Company) that:

(a) all solicitation, offering and other selling efforts carried out by the Agents in connection with the distribution of the Special Warrants have been and will be


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         made, and all purchases of Special Warrants will be made, in accordance with the provisions of the Exemptions in a manner such that no prospectus need be prepared and filed or delivered by the Company in connection therewith;

(b) no advertising of the Special Warrants has been or will be made by the Agents in any media whatsoever (other than by way of "tombstone" announcement appearing as a matter of record only after the Closing);

(c) a copy of the Offering Memorandum will be delivered to each prospective purchaser or Purchaser and no delivery has been or will be made by the Agents to any prospective purchaser or Purchaser of any other document which, individually or together with any other document, would constitute an offering memorandum (as such term is defined in subsection 32(1) of the Regulation to the Securities Act (Ontario)); and

(d) no solicitation, offering or other selling efforts with respect to the distribution of the Special Warrants have been or will be made by the Agents in the United States or to any U.S. Person (as such term is defined in Regulation S under the United States Securities Act of 1933, as amended) except in accordance with the terms and conditions of Schedule A attached hereto, which terms and conditions are incorporated herein by reference;

provided that, for greater certainty, the Company acknowledges that any term sheet relating to the Special Warrants, annual and quarterly reports, material change reports and press releases issued by the Company and generally available research reports, memoranda and other materials concerning the Company, Thornbury or Energy Fuels prepared by others do not, individually or collectively, constitute an offering memorandum for purposes of subparagraph
(c) above.

3.4 The Agents shall obtain from each Purchaser a properly completed and duly executed Subscription Agreement in accordance with the provisions of this Agreement. In order to facilitate organization for the Closing, the Agents will use their reasonable best efforts to provide copies of such documents to the Company's Counsel not less than 24 hours prior to the Closing Time, provided that no provision of such documents shall constitute a delivery thereof for purposes of paragraph 6.2 hereof.

4.       REPRESENTATIONS AND WARRANTIES OF COMPANY

4.1 Subject to paragraph 4.2, the Company represents and warrants to the Agents and the Purchasers, and acknowledges that the Agents will be relying upon such representations and warranties in rendering their services hereunder and the Purchasers will be relying upon such representations and warranties in purchasing the





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Special Warrants, that, other than as previously disclosed to the Agents and the Purchasers, whether in the Offering Memorandum or otherwise in writing:

(a) each of the Company and the Material Subsidiaries has been, or prior to the completion of the Acquisition will be, duly incorporated or registered and organized and is, or prior to the completion of the Acquisition will be, validly existing and in good standing under the laws of its jurisdiction of incorporation or registration, is, or prior to the completion of the Acquisition will be, duly qualified to carry on its business as it is presently and proposed to be carried on and is, or prior to the completion of the Acquisition will be, duly qualified and authorized to carry on business and is, or prior to the completion of the Acquisition will be, in good standing as a foreign corporation in each jurisdiction in which the character of its properties or the nature of its business makes such qualification or authorization necessary and has, or prior to the completion of the Acquisition will have, all requisite power and authority to carry on its business as it is currently and is proposed to be carried on and to own, lease and operate its properties and assets, and, in the case of the Company, to execute and deliver each of the Amalgamation Agreement and the Principal Documents, to consummate the transactions contemplated thereby and to duly observe and perform all of its covenants and obligations therein set forth;

(b) the Company and each of the Material Subsidiaries has conducted and is conducting, or upon incorporation will conduct, its business in compliance in all material respects with all applicable licensing, resource extraction and environmental protection legislation, rules, regulations and bylaws and other similar legislation and all other laws, rules, regulations and other lawful requirements of any governmental or regulatory bodies which are applicable to the Company and the Material Subsidiaries, and the Company is not aware of any legislation, regulation, rule or lawful requirements presently in force or proposed to be brought into force which the Company anticipates the Company or any of the Material Subsidiaries will be unable to comply with without materially adversely affecting the financial condition, results of operations, business, prospects or viability of Amalgamated IUC and its subsidiaries, taken as a whole, after giving effect to the completion of the Amalgamation and the Acquisition;

(c) after giving effect to the completion of the Amalgamation and the Acquisition, Amalgamated IUC will have no subsidiaries which are carrying on active business or which hold material assets or have any material liabilities other than the Material Subsidiaries, Amalgamated IUC will legally and beneficially own, directly or indirectly, all of the issued and outstanding shares (except for any director's qualifying shares or shares held in trust for the benefit of Amalgamated IUC) in the capital of each of the Material Subsidiaries in each case as described in the Offering Memorandum, subject to no security interests, all of such shares will have been duly authorized and validly issued and will be outstanding as fully paid and non-assessable shares and no person will have any right, agreement or



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         option, present or future, contingent or absolute, or any right capable of becoming a right, agreement or option, for the purchase from Amalgamated IUC or any of the Material Subsidiaries of any interest in any of such shares or for the issue or allotment of any unissued shares in the capital of any Material Subsidiary or any other security convertible into or exchangeable or exercisable for any such shares;

(d) the Offering Memorandum is true, correct and accurate in all material respects, contains no misrepresentation and was prepared in accordance with and complies with Securities Laws;

(e) the unaudited consolidated balance sheet and the unaudited consolidated statement of cash flows of the Company including the notes thereto, all as set forth in the Offering Memorandum, were prepared in accordance with generally accepted accounting principles consistently applied throughout the periods covered thereby (after giving retroactive effect to any accounting changes described in the notes thereto) and accurately and fairly present the assets, liabilities (contingent or otherwise) and financial condition and position and the revenue, losses, results of operations and changes in financial position of the Company on a consolidated basis as at the dates thereof and during the periods covered thereby;

(f) the pro forma condensed consolidated balance sheet of Amalgamated IUC, including the notes thereto, all as set forth in the Offering Memorandum, was prepared in accordance with generally accepted accounting principles and accurately and fairly presents the assets, liabilities (contingent or otherwise) and financial condition and position of Amalgamated IUC on a consolidated basis as at the date thereof after giving effect to the transactions and assumptions described in the notes thereto;

(g) the authorized capital of the Company consists of an unlimited number of Common Shares, of which 26,500,000 are issued and outstanding on the date hereof, and, after giving effect to the completion of the Amalgamation (assuming the cancellation of 57,639 common shares of Thornbury, the exercise of 250,000 options to acquire common shares of Thornbury and that all of the Special Warrants are issued and exercised prior to the Amalgamation), the authorized capital of Amalgamated IUC will consist of an unlimited number of common shares, of which 67,943,066 will be issued and outstanding, as fully paid and non-assessable shares and, except with respect to stock options that when granted, will entitle the holders thereof to purchase up to 2,540,000 Common Shares from the Company and currently outstanding stock options to purchase 250,000 common shares of Thornbury, in each case on the terms set forth in the Offering Memorandum, and except with respect to the securities of the Company





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         to be issued as contemplated in this Agreement, no person has or, after giving effect to the completion of the Amalgamation or the Acquisition, will have any right, agreement or option, present or future, contingent or absolute, or any right capable of becoming a right, agreement or option, for the issue or allotment of any unissued shares in the capital of the Company, the Material Subsidiaries or Amalgamated IUC or any other security convertible into or exchangeable or exercisable for any such shares or to require the Company to purchase, redeem or otherwise acquire any of the issued and outstanding Common Shares;

(h) neither the Company nor any of the Material Subsidiaries is in breach or violation of or default under (and no event has occurred and is continuing which with the giving of notice or lapse of time or both would constitute an event of default under), and neither the execution and delivery by the Company or any of the Material Subsidiaries (as applicable) of any of the Principal Documents, the Amalgamation Agreement or the Acquisition Agreement, nor the consummation of the transactions contemplated thereby nor the due observance and performance by the Company of any of its covenants or obligations contained therein conflicts or will conflict with, results or will result in a breach or violation of, or constitutes or will constitute a default (or any event which with the giving of notice or lapse of time or both would constitute an event of default) under, any of the terms or provisions of the constating documents of the Company or any of the Material Subsidiaries or of any resolutions of the directors or shareholders of the Company or any of the Material Subsidiaries, or of any of the terms or provisions of any agreement, instrument or permit to which the Company or any of the Material Subsidiaries is a party or by which the Company or any of the Material Subsidiaries is bound or to which any of their respective properties or assets are subject or of any judgment, decree, order, law, rule or regulation by which the Company or any of the Material Subsidiaries is bound or to which any of their respective properties or assets are subject, the effect of any of which conflicts, breaches, violations or defaults, singularly or in the aggregate, might materially adversely affect the financial condition, results of operations, business, prospects or viability of Amalgamated IUC and its subsidiaries, taken as a whole, after giving effect to the completion of the Amalgamation and the Acquisition, or would impair the ability of the Company or the Material Subsidiaries, as the case may be, to consummate the Amalgamation or the Acquisition or the transactions contemplated hereby or thereby or to duly observe and perform any of its covenants or obligations contained in the Amalgamation Agreement, the Acquisition Agreement or the Principal Documents;

(i) each of the Amalgamation Agreement and the Acquisition Agreement has been or, prior to the completion of the Amalgamation and the Acquisition, will have been duly authorized, executed and delivered by, and at the time of such completion will be a legal, valid and binding obligation of, and will be enforceable in accordance with its terms against, the Company and the Material Subsidiaries to the extent a party thereto, each of the Amalgamation Agreement and the Acquisition Agreement, by its terms and under all applicable laws, rules and


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         regulations, will be effective at the time of such completion and none of the Amalgamation Agreement or the Acquisition Agreement will have been terminated or otherwise nullified, each of the representations and warranties of the Company and the Material Subsidiaries are or, prior to the time of such completion will be, true, correct and accurate in all material respects, neither the Company nor the Material Subsidiaries, to the best of the knowledge of the Company, any of the other parties to the Acquisition Agreement is or, prior to the time of such completion, will be in any material respect in breach or violation of or default under (and no event has or will have occurred and is or will be continuing which with the giving of notice or lapse of time or both would constituted an event of default under) any of the terms or provisions of the Amalgamation Agreement or the Acquisition Agreement, each of the conditions, covenants and obligations contained in the Amalgamation Agreement or the Acquisition Agreement required to be satisfied, observed or performed at or prior to the time of such completion have been or will have been satisfied, observed or performed at or prior to such time by the Company and the Material Subsidiaries as applicable and all consents of third parties and approvals, consents and orders of and filings with governmental authorities and regulatory bodies required to be obtained or made in order to consummate the Amalgamation or the Acquisition will have been obtained or made prior to and will be effective at the time of such completion;

(j) no litigation, administrative proceeding, arbitration or other proceeding before or of any court, tribunal, arbitrator, governmental authority or regulatory body or dispute with any governmental authority or regulatory body is presently in process, pending or, to the knowledge of the Company, threatened against the Company or any of the Material Subsidiaries which, if determined adversely to the Company or any of the Material Subsidiaries, might have a material adverse effect on the financial condition, results of operations, business, prospects or viability of Amalgamated IUC and its subsidiaries, taken as a whole, after giving effect to the completion of the Amalgamation and the Acquisition, or which would impair the ability of the Company to consummate the Amalgamation or the Acquisition or the transactions contemplated hereby or to duly observe and perform any of its covenants or obligations contained in the Amalgamation Agreement, the Acquisition Agreement or the Principal Documents;

(k) there has not occurred any adverse material change or any adverse material fact, financial or otherwise, in the assets (including information or data relating to the estimated or book value of assets), liabilities (contingent or otherwise), business, affairs, ownership, management, operations, financial condition, capital, prospects or viability of the Company or the Material Subsidiaries, taken as a whole, since December 31, 1996 which is not described in the Offering Memorandum; and





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(l)      since December 31, 1996, except as described in the Offering
         Memorandum:

            (i) there has not been any material change in the assets, liabilities (contingent or otherwise), business, operations, financial condition, prospects or viability of the Company and its Material Subsidiaries taken as a whole;

           (ii) there has not been any material change in the capital or indebtedness of the Company and its Material Subsidiaries taken as a whole; and neither the Company or any of its Material Subsidiaries has received or been informed that it will receive any demand for repayment of any such indebtedness;

          (iii) there has not been any adverse material change in the financial position of the Company and its Material Subsidiaries on a consolidated basis, and there has not been and there is currently not contemplated any material revaluation of any assets or any cancellation of any debt or waiver or release of any rights or claims held by or owed to the Company and its Material Subsidiaries taken as a whole (except for cancellations, waivers and releases in the ordinary course of business which in the aggregate are not material) or any material increase in the age of outstanding accounts receivable, the allowance for doubtful accounts or the bad debt losses of the Company and its Material Subsidiaries taken as a whole;

           (iv) there has not been any termination or amendment of, or any failure in any material respect to observe or perform any covenants or obligations under, any material contract, lease or agreement to which the Company or any of its Material Subsidiaries is a party or by which the Company or any of its Material Subsidiaries is bound; and

            (v) each of the Company and its Material Subsidiaries has carried on its business and operated and maintained its assets in the ordinary course of business and consistent with past practice, and other than as contemplated in the Offering Memorandum (A) has not entered into and does not currently contemplate entering into any material transaction not in the ordinary course of business and (B) has not made any material capital or exploration and development expenditures or commitments for material capital or exploration and development expenditures.

4.2 It is acknowledged and agreed that one or more of the Material Subsidiaries may not be incorporated on the basis that management of the Company is of the view that such company is not required or necessary.

4.3 All of the representations and warranties made by Energy Fuels in the Acquisition Agreement are hereby incorporated by reference as if made by the


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Company to the Agents and the Purchasers, provided that the giving of all such representations and warranties by the Company is subject to any and all of the restrictions, limitations, defences and set-offs contained in the Acquisition Agreement, including, without limiting the generality of the foregoing, any and all restrictions pertaining to the survival thereof and the indemnities in relation thereto and the maximum amount payable by the vendors for breaches of representations and warranties under the Acquisition Agreement.

5.       CONDITIONS TO PURCHASE OBLIGATIONS

5.1 The following are conditions to the obligations of the Agents and the Purchasers to complete the transactions contemplated hereby, which conditions the Company covenants to satisfy or fulfill at or prior to the Closing Time and which conditions may be waived in writing in whole or in part by the Agents on behalf of the Purchasers:

(a) all actions required to be taken by or on behalf of the Company, including the passing of all requisite resolutions of directors of the Company, shall have been taken so as to validly create, issue and sell the Special Warrants and the Underlying Shares;

(b) the Company shall have made all necessary filings and obtained all necessary approvals, consents and acceptances of appropriate regulatory authorities required to be made or obtained prior to the Closing Time in order to permit the Company to issue and sell the Special Warrants to the Purchasers as contemplated hereby;

(c) the Special Warrant Indenture shall have been entered into by and be in effect between the Company and the Warrant Agent;

(d) the Company shall have duly accepted each Subscription Agreement submitted to it by the Agents in accordance with this Agreement other than those Subscription Agreements which the Company elects to reject, acting reasonably;

(e) members of the Lundin family shall have entered into escrow agreements in form and substance satisfactory to the Agents with respect to 22,750,000 common shares of Amalgamated IUC to be held by such persons upon completion of the Amalgamation (the "Restricted Shares"), which agreements shall provide, among other things, that such Restricted Shares will not be sold, assigned, transferred, hypothecated or otherwise dealt with by the holders thereof for a period of 90 days from the Deemed Exercise Time without the consent of the Agents, such consent not to be unreasonably withheld;

(f) the Company shall have caused favourable legal opinions, addressed to the Agents, the Purchasers and the Agents' Counsel and dated the Closing Date, and in form and content reasonably acceptable to the Agents and the Agents' Counsel, to be delivered to the Agents by the Company's Counsel with respect to such matters relating to the Company and its subsidiaries, International Uranium Holdings Corporation and International Uranium (U.S.A.) Corporation and the transactions contemplated hereby as the Agents may reasonably request;

(g) the Agents shall have received a favourable legal opinion, addressed to the Agents and the Purchasers and dated the Closing Date, from the Agents' Counsel with respect to such matters as the Agents may reasonably request;

(h) the Company shall have delivered to the Agents a certificate signed on behalf of the Company by the President and the Secretary of the Company, or by such other officers of the Company as are acceptable to the Agents, addressed to the Agents and the Purchasers and dated the Closing Date, and in a form reasonably satisfactory to the Agents and the Agents' Counsel, certifying that, to the best of the knowledge, information and belief of such officers, having made due inquiry:

            (i) no order ceasing or suspending trading in any securities of the Company or prohibiting the sale of the Special Warrants or the issuance of the Underlying Shares is in effect (except for any such order based solely upon the activities or alleged activities of the Agents and not of the Company) and, to the knowledge of such officers, no proceedings for such purpose are pending or threatened;

           (ii) each of the representations and warranties contained in paragraph 4.1 hereof is true, correct and accurate in all material respects and contains no misrepresentation as of the Closing Time as if such representations and warranties had been made at and as of the Closing Time; and

          (iii) the Company has in all material respects complied with each of the covenants and satisfied each of the terms and conditions of this Agreement on its part to be complied with or satisfied at or prior to the Closing Time;

(i) each of the representations and warranties contained in paragraph 4.1 hereof, and the statements in any officer's certificate delivered pursuant hereto or in connection herewith, shall be, and the Agents shall be reasonably satisfied (based on its due diligence investigations and examinations) that each of such representations, warranties and statements is, true, correct and accurate in all material respects and contains no misrepresentation as of the Closing Time as if such representations, warranties and statements had been made at and as of the Closing Time.

5.2 The Company agrees that copies of the legal opinions and certificates referred to in paragraph 5.1 hereof addressed to the Purchasers and delivered to the Agents at the Closing may also be delivered to any persons to whom the Agents, if it purchases any of the Special Warrants, may resell any of such Special Warrants within 30 days after the Closing Date.

6.       CLOSING

6.1 The closing of the transactions contemplated hereby shall be completed at the offices of the Company's Counsel in Toronto at the Closing Time.

6.2 At the Closing, the Agents shall deliver or cause to be delivered to the Company's counsel, Cassels Brock & Blackwell, a certified cheque or bank draft made payable to Cassels Brock & Blackwell, in trust on the Closing Date in an amount equal to the aggregate proceeds of issue of the Special Warrants sold by the Company to the Purchasers at the Closing and the Agents shall also deliver to the Company properly completed and duly executed original or facsimile copies of the Subscription Agreements relating to the Special Warrants issued and sold to Purchasers at the Closing, and the Company shall deliver or cause to be delivered to or upon the direction of the Agents Special Warrant certificates evidencing all of such Special Warrants registered in the name of the Purchasers and the Company shall also deliver or cause to be delivered to the Agents the requisite certificates, opinions and other documents as contemplated hereby.

6.3 At the Closing, the Company shall cause Cassels Brock & Blackwell, for and on behalf of the Company, to deliver or cause to be delivered to the Warrant Agent a certified cheque or bank draft made payable to the Warrant Agent on the Closing Date in an amount equal to the Escrow Funds. Upon delivery of the Escrow Funds to the Warrant Agent, the Company shall cause Cassels Brock & Blackwell, for and on behalf of the Company, in consideration of the Agents' services hereunder, to deliver or cause to be delivered to the Agents a certified cheque or a bank draft made payable to the Agents in an amount (the "Commission") equal to 6% of the aggregate Purchase Price for the Special Warrants issued and sold at the Closing other than in respect of 4,100,000 Special Warrants to be purchased by Purchasers introduced to the Agents by members of the Lundin family. For greater certainty, it is acknowledged and agreed that no Commission shall be payable in respect of the 4,100,000 Special Warrants to be sold to Purchasers introduced to the Agents by members of the Lundin family.

6.4 The Special Warrant Indenture shall contain provisions to the effect that the Escrow Funds paid to the Warrant Agent in accordance with paragraph
6.2 hereof will be deposited with and held in escrow by the Warrant Agent and invested by it in accordance with the terms of the Special Warrant Indenture and that the Escrow Funds and interest earned thereon (i) at the Deemed Exercise Time, will be released from escrow and paid by the Warrant Agent to the Company as soon as practicable after the Company and the Agent deliver a written certificate to the Warrant Agent to the effect that the Escrow Release Conditions have been satisfied or
(ii) at the Automatic Retraction Time, will be applied by the Warrant Agent to repay to holders of Special Warrants upon the automatic retraction of such Special Warrants by the Warrant Agent on behalf of such holders as contemplated in subparagraph 2.2(c) the aggregate Purchase Price for the Special Warrants and to pay to such holder the proportionate share attributed to such Special Warrants of the interest earned by the Warrant Agent on the Escrow Funds calculated from the Closing Date to and including the day immediately preceding the date of payment to such holder.

6.5 The Company will make all necessary arrangements for the delivery of the Special Warrant certificates referred to in paragraph 6.2 hereof at the Closing. It is understood and agreed that no charge will be made by the Warrant Agent (other than to the Company) in respect of any transfer, exchange or registration of any of the Special Warrants if carried out within a period of 30 days following the Closing Date.

7.       TERMINATION RIGHTS

7.1 Each of the Agents shall be entitled, at its option, to terminate and cancel, without any liability on the Agents' part, its obligations under this Agreement, and on behalf of the Purchasers arranged for by the Agents, to terminate and cancel, without any liability on the Purchasers' part, their respective obligations to purchase the Special Warrants, by giving written notice to the Company at any time prior to the Closing Time, if at any time prior to the Closing:

(a) there shall have occurred any adverse material change or adverse material fact in relation to the Company and its Material Subsidiaries, taken as a whole (taking into account the fact that the Company intends to complete the Amalgamation and the Acquisition) or a development that could result in an adverse material change or adverse material fact in relation to the Company and its Material Subsidiaries, taken as a whole (taking into account the fact that the Company intends to complete the Amalgamation and the Acquisition); or

(b) there shall have occurred any change in the applicable laws or regulations of Canada or any province thereof or the United States or any state thereof, or any inquiry, investigation or other proceeding is made or any order is issued under or pursuant to any such laws or regulations or under or pursuant to the rules of any stock exchange, or any such change, inquiry, investigation or other proceeding or order is announced, commenced or threatened, and is material in relation to the Company and its Material Subsidiaries, taken as a whole (taking into account the fact that the Company intends to complete the Amalgamation and the Acquisition) or any of its securities (except for any inquiry, investigation or other proceeding or order based upon activities of the Agents and not upon activities of the Company);

which, in the opinion of any of the Agents, acting reasonably, operates or would operate to prevent or restrict trading in or the distribution of the Special Warrants or the Underlying Shares or adversely affects or might reasonably be expected to adversely affect the investment quality or marketability of the Special Warrants or the Underlying Shares or the ability of Amalgamated IUC and its subsidiaries, after giving effect to the completion of the Amalgamation and the Acquisition, to carry on their business as it is currently and is proposed to be carried on;

(c) there should develop, occur or come into effect or existence any event, action, state, condition or major financial occurrence of national or international consequence or any law or regulation, which, in the opinion of any of the Agents, acting reasonably, seriously adversely affects or involves, or will seriously adversely affect or involve, the financial markets or the business, operations, affairs, prospects or viability of the Company and its Material Subsidiaries, taken as a whole (taking into account the fact that the Company intends to complete the Amalgamation and the Acquisition);

(d) a cease trading order is made by the Ontario Securities Commission or any other competent authority by reason of the fault of the Company or its directors, officers or agents and such cease trading order is not rescinded within 48 hours of the Closing Date;

(e) the Special Warrants cannot, in the reasonable opinion of any of the Agents, be marketed or placed in a satisfactory manner due to the state of the financial markets; or

(f) any of the Agents are not reasonably satisfied with the results of any due diligence investigations and examinations with respect to the Company, Thornbury or Energy Fuels or their respective subsidiaries conducted by or on behalf of the Agents.

7.2 The rights of termination contained in paragraph 7.1 hereof are in addition to any other rights or remedies the Agents or the Purchasers may have in respect of any default, act or failure to act or non-compliance by the Company in respect of any of the matters contemplated by this Agreement.

7.3 If the obligations of the Agents and the Purchasers hereunder are terminated pursuant to paragraph 7.1 hereof, the respective obligations of the parties hereunder will terminate and none of the Agents, the Purchasers or (subject to the rights or remedies referred to in paragraph 7.2 hereof) the Company will have any liability to the other, except that the Company's obligations under paragraphs 9.1 and 10.1 to 10.5 shall survive and continue.

8.       ADDITIONAL COVENANTS

8.1      The Company covenants with the Agents as follows:

(a) prior to the completion of the Amalgamation and the Acquisition, the Company will allow the Agents to conduct all due diligence investigations and examinations which the Agents may require in order to satisfy themselves with respect thereto; and

(b) from and after the date hereof until the later of completion of the distribution of the Underlying Shares and the completion of the Amalgamation and the Acquisition, the Company will promptly notify the Agents (which notification will be confirmed in writing if reasonably requested) of any material change or any change in a material fact, in either case whether actual, anticipated, contemplated or threatened, or any event or development involving a prospective material change, in any or all of the business, affairs, ownership, management, operations, assets (including information or data relating to the estimated or book value of assets), liabilities (contingent or otherwise), financial condition, capital, prospects or viability of the Company and its Material Subsidiaries, taken as a whole (taking into account the fact that the Company intends to complete the Amalgamation and the Acquisition) or of any change which is of such a nature as to result in, or which could result in, a misrepresentation in the Offering Memorandum. The Company will promptly, and in any event within any applicable time limitation, comply with all filing and other requirements under the Securities Laws applicable to the Company as a result of any such change, event or development, provided that the Company shall not file or distribute any amendment to the Offering Memorandum without first obtaining from the Agents their approval as to the form and content thereof, such approval not to be unreasonably withheld. In addition to the foregoing, the Company will in good faith discuss with the Agents any event or change in circumstances which is of such a nature that there is or ought to be consideration given by the Company as to whether notice of such event or change need be given to the Agents pursuant to this subparagraph.

8.2      The Company covenants with the Agents and the Purchasers as follows:

(a) the Company will apply for, and will use its reasonable best efforts to obtain, conditional approval of the listing of the common shares of Amalgamated IUC on The Toronto Stock Exchange;

(b) from and after the date hereof until the completion of the distribution of the Underlying Shares, the Company will not, and will not permit any of the Material Subsidiaries to, agree to any material supplement or amendment to the Amalgamation Agreement or the Acquisition Agreement that results in or could result in a misrepresentation in the Offering Memorandum without in good faith consulting with the Agents in respect of any such supplement or amendment;

(c) to the extent that the funds deposited with and held in escrow by the Warrant Agent pursuant to paragraph 6.2 hereof are not sufficient to enable the Warrant Agent to make any required payment to the holders of Special Warrants upon the automatic retraction of such Special Warrants, the Company will, within one business day of receipt of notice from the Warrant Agent specifying such deficiency, provide the Warrant Agent with sufficient funds to enable the Warrant Agent to make such payment in full;

(d) the Company will apply the proceeds from the sale of the Special Warrants substantially in the manner set forth in the Offering Memorandum in connection with the closing of the Acquisition, and as to the balance of such proceeds, the Offering Memorandum provides an accurate statement of management's current intention (it being acknowledged that such intention may change depending on a number of factors that may affect the Company's business including, without limitation, the price of uranium); and

(e) from the date hereof until six months after the Closing Date, the Company shall not, without the prior written consent of the Agents (such consent not to be unreasonably withheld), directly or indirectly, allot, issue, offer, sell or grant any option or other right to purchase, or agree, become bound or announce any intention to allot, issue, offer, sell or grant any option or other right to purchase, any Common Shares (or any financial instruments or other securities convertible into or exchangeable or exercisable for Common Shares) other than as contemplated hereby or in connection with the Company's director, officer, employee and consultant stock option plans or in connection with existing agreements regarding interests in mineral properties.

For greater certainty, each of the foregoing covenants shall apply to Amalgamated IUC and with respect to the common shares of Amalgamated IUC after the Amalgamation Date.

9.       PAYMENT OF EXPENSES

9.1 Subject to paragraph 9.2, the Company shall pay or cause to be paid all expenses of or incidental to the issuance and sale of the Special Warrants and the distribution of the Underlying Shares and all other matters in connection with the transactions contemplated hereby and the Amalgamation and the Acquisition Transactions, including, without limitation, the reasonable out-of-pocket expenses from time to time incurred by or on behalf of the Agents (including the reasonable fees and disbursements (and taxes thereon) of the Agents' Counsel and any local counsel retained by the Agents' counsel to assist it in due diligence concerning Energy Fuels up to a maximum of $100,000 plus applicable Goods and Services taxes).

9.2 In the event the Closing occurs but the Escrow Release Conditions are not satisfied prior to the Automatic Retraction Time, the Agents shall be responsible for payment of their out-of-pocket expenses (including fees and disbursements of Agents' Counsel and any local counsel retained by it to assist in due diligence concerning Energy Fuels).

10.      INDEMNITY

10.1 The Company, which for the purposes of this section 10, shall be deemed to include Amalgamated IUC, shall indemnify and save the Agents and each of the Agents' shareholders, directors, officers, employees and agents (collectively, in this section 10, the "Indemnified Persons"), harmless against and from all liabilities, claims, demands, losses (other than losses of profit in connection with the distribution of the Special Warrants), costs, damages and expenses to which any of the Indemnified Persons may be subject or which any of the Indemnified Persons may suffer or incur, whether under the provisions of any statute or otherwise, in any way caused by, or arising directly or indirectly from or in consequence of:

(a) any misrepresentation or alleged misrepresentation (except a misrepresentation relating solely to the Agents) contained in the Offering Memorandum or any document filed on or before the Amalgamation Date with the Ontario Securities Commission or any other competent authority or contained in this Agreement or any certificate or other document delivered to the Agents or the Purchasers hereunder (collectively, in this section 10, the "Documents");

(b) any prohibition or restriction of trading in the securities of the Company or Amalgamated IUC or any prohibition or restriction affecting the distribution of the Special Warrants or the Underlying Shares or the common shares of Amalgamated IUC imposed by the Ontario Securities Commission or any other competent authority if such prohibition or restriction is based on any misrepresentation or alleged misrepresentation (except a misrepresentation relating solely to the Agents) in the Documents;

(c) any order made or any inquiry, investigation (whether formal or informal) or other proceeding commenced or threatened by the Ontario Securities Commission or any other competent authority relating to the Company or any of the Material Subsidiaries or to Amalgamated IUC, or any of their respective directors or officers or relating to or affecting the distribution of the Special Warrants, the Underlying Shares or the common shares of Amalgamated IUC other than any such order, enquiry, investigation or other proceeding based solely upon the activities or alleged activities of the Agents; or

(d) any breach of, default under or non-compliance by the Company or any of the Material Subsidiaries or by Amalgamated IUC with any representation, warranty, covenant, term or condition of the Amalgamation Agreement or the Acquisition Agreement or the Principal Documents or of any agreement or instrument relating to the transactions contemplated thereby or with any requirement of applicable securities legislation.

10.2 If any claim contemplated by paragraph 10.1 hereof shall be asserted against any of the Indemnified Persons in respect of which indemnification is or might reasonably be considered to be provided for in such paragraph, such Indemnified Person shall notify the Company as soon as possible of the nature of such claim (provided that any failure to so notify shall not affect the Company's liability hereunder) and the Company shall be entitled (but not required) to assume the defence of any suit brought to enforce such claim, provided however, that the defence shall be through legal counsel selected by the Company and reasonably acceptable to the Indemnified Person and that no settlement may be made by the Company or the Indemnified Person without the prior written consent of the other, such consent not to be unreasonably withheld. The Indemnified Person shall have the right to retain its own counsel in any proceeding relating to a claim contemplated by paragraph 10.1 hereof if:

(a) the Indemnified Person has been advised by counsel that there may be legal defences available to the Indemnified Person which are different from or additional to defences available to the Company (in which case the Company shall not have the right to assume the defence of such proceedings on the Indemnified Person's behalf);

(b) the Company shall not have taken the defence of such proceedings and employed counsel within ten days after notice of commencement of such proceedings; or

(c) the employment of such counsel has been authorized by the Company in connection with the defence of such proceedings;

and, in any such event, the reasonable fees and expenses of such Indemnified Person's counsel shall be paid by the Company.

10.3 In order to provide for just and equitable contribution in circumstances in which the indemnification provided for in this Agreement is due in accordance with its terms but is, for any reason, held by a court to be unavailable from the Company, each of the Company and the Indemnified Person seeking indemnification shall contribute to the aggregate liabilities, claims, demands, losses (other than losses of profit in connection with the distribution of the Special Warrants), costs, damages and expenses (including legal or other expenses reasonably incurred in connection with investigation or defence of the same) to which they may be subject or which they may suffer or incur:

(a) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand, and by the Indemnified Person seeking indemnity on the other hand, from the sale of the Special Warrants; or

(b) if the allocation provided by subparagraph (a) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in subparagraph (a) above but also to reflect the relative fault of the Indemnified Person seeking indemnity, on the one hand, and the Company and other applicable parties, on the other hand, in connection with the statements or omissions or other matters which resulted in such liabilities, claims, demands, losses, costs, damages or expenses as well as any other relevant equitable considerations.

The relevant benefits received by the Company, on the one hand, and the Agents, on the other hand, shall be deemed to be in the same proportion that the total proceeds of the sale of the Special Warrants received by the Company (net of the Commission but before deducting expenses) bear to the Commission received by the Agents. In the case of liability arising out of any of the Documents, the relative fault of the Company, on the one hand, and of the Agents, on the other hand, shall be determined by reference, among other things, to whether the untrue or alleged untrue statement or omission or other matter relates to information supplied or which ought to have been supplied by the Company and other applicable parties or the Agents and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement, omission or other matter. The Company agrees that it would not be just and equitable if contributions pursuant to this Agreement were determined by pro rata allocation or by any other method of allocation which does not take into account the equitable considerations referred to herein. The rights to contribution provided in this paragraph 10.3 shall be in addition to, and without prejudice to, any other right to contribution which the Indemnified Persons may have.

10.4 The Company will not make any claim for, and hereby irrevocably waives any right by statute or common law to, contribution against the Agents or any of the other Indemnified Persons with respect to any matter in respect of which the Company has agreed to indemnify the Indemnified Persons hereunder.

10.5 The rights to indemnity and contribution herein provided shall be in addition to and not in derogation of any other right to indemnity or contribution which any Indemnified Person may have by statute or otherwise at law. It is the intention of the Company to constitute the Agents trustee for its shareholders, directors, officers, employees and agents of the covenants of the Company under paragraphs 10.1 to 10.4 hereof with respect to such persons and the Agents agree to accept such trust and to hold and enforce such covenants on behalf of such persons.

11.      MISCELLANEOUS

11.1 Any notice to be given hereunder shall be in writing and shall be given by facsimile (if receipt of any such facsimile notice is confirmed) or by personal delivery to an officer of the party to whom notice is given and shall, in the case of notice to the Company and Amalgamated IUC, be addressed and sent to:

         International Uranium Corporation
         1320 - 885 West Georgia Street
         Vancouver, British Columbia
         V6C 3E8
         Attention:  Lukas Lundin
         Facsimile No.:   (604) 689-4250

with a copy to:

         Cassels Brock & Blackwell
         Suite 2100 - Scotia Plaza
         40 King Street West
         Toronto, Ontario
         M5H 3C2
         Attention:  John H. Craig
         Facsimile No.:   (416) 360-8877

and in the case of notice to the Agents, be addressed and sent to:

         Salman Partners Inc.
         Suite 2230
         885 West Georgia Street
         Vancouver, British Columbia
         V6C 3E8
         Attention:  Alan Herrington
         Facsimile No.:   (604) 685-2471

         CIBC Wood Gundy Securities Inc.
         BCE Place, P.O. Box 500
         161 Bay Street, 4th Floor
         Toronto, Ontario
         M5J 2S8
         Attention:  David Williams
         Facsimile No.:   (416) 594-8848

         Griffiths McBurney & Partners
         145 King Street
         Suite 1100
         Toronto, Ontario
         M5H 1J8
         Attention:  Leon Raubenheimer
         Facsimile No.:   (416) 943-6160

         Newcrest Capital Inc.
         Suite 1905
         Commerce Court West
         P.O. Box 403
         Toronto, Ontario
         M5L 1G3
         Attention:  Peter Grosskopf
         Facsimile No.:   (416) 863-7360

         First Marathon Securities Limited
         Commerce Place
         400 Burrard Street
         Suite 2000
         Vancouver, British Columbia
         V6C 3A6
         Attention:  Keith Peck
         Facsimile No.:   (604) 682-2132

with a copy to:

         McCarthy Ttrault
         Barristers and Solicitors
         P.O. Box 10424, Pacific Centre
         1300 - 777 Dunsmuir Street
         Vancouver, British Columbia
         V7Y 1K2
         Attention:  George W. Holloway
         Facsimile No.:   (604) 643-7900


and any such notice given in accordance with the foregoing will be deemed to have been received on the date of facsimile transmission or the date of delivery, as the case may be. The Company, Amalgamated IUC and the Agents may change their respective addresses for notice by notice given in the manner aforesaid.

11.2 The Company represents and warrants to the Agents that no fees or commissions are or will be payable by the Company to any person (other than the Agents and other than as described in the Offering Memorandum) in connection with the issue and sale of the Special Warrants or the transactions contemplated hereby and the Company agrees to indemnify and hold harmless the Agents against any claims, demands and losses in respect of any such fees or commissions.

11.3 All terms and conditions of this Agreement shall be construed as conditions, and any material breach or failure to comply with any such terms or conditions shall entitle the Agents, without limitation of any other remedies of the Agents, to terminate the Agents' obligations hereunder and the Purchasers' obligations to purchase the Special Warrants by giving written notice to that effect to the Company prior to the Closing Time notwithstanding any act taken by the Agents including, without limitation, any act of the Agents related to the offering or continued offering of the Special Warrants and the Agents shall only be considered to have waived or be estopped from relying upon any of its rights hereunder if such waiver or estoppel is in writing and specifically waives or estops such exercise of reliance.

11.4 The representations, warranties, covenants, obligations and agreements of the Company contained herein or delivered pursuant hereto shall survive the Closing and the completion of the Amalgamation and the purchase by the Purchasers of the Special Warrants and, other than the indemnity contemplated by Section 10 which shall continue indefinitely, shall continue in full force and effect after the Amalgamation Date and notwithstanding any subsequent exercise or disposition by the Purchasers of the Special Warrants or the Underlying Shares for a period of one year after the Closing Date, and the Agents and the Purchasers shall be entitled to rely on the representations and warranties of the Company contained herein or delivered pursuant hereto notwithstanding any investigation which the Agents or the Purchasers may undertake or which may be undertaken on the their behalf.

11.5 Any reference herein to "this Agreement" and to the words "herein", "hereof", "hereunder" and other words of similar import refer to this Agreement as a whole.

11.6 This Agreement shall be governed by and interpreted in accordance with the laws of the Province of Ontario and the laws of Canada applicable therein.

11.7     Time shall be of the essence hereof.

11.8 This Agreement shall be effective as of and from March 14, 1997 notwithstanding the actual date or dates this letter was signed and delivered by the Agents and accepted by the Company.

11.9 This Agreement may be executed in any number of counterparts, each of which when delivered, either in original or facsimile form, shall be deemed to be an original and all of which together shall constitute one and the same document.

         If the foregoing is in accordance with your understanding and agreed to by you, please signify your acceptance on the accompanying counterparts of this letter and return the same to us whereupon this letter as so accepted will constitute an agreement between the Company and the Agents in accordance with the foregoing.

                                             Yours very truly,

                                             SALMAN PARTNERS INC.


                                             By:
                                                ------------------------------

                                             CIBC WOOD GUNDY SECURITIES INC.


                                             By:
                                                ------------------------------


                                             GRIFFITHS MCBURNEY & PARTNERS


                                             By:
                                                ------------------------------


                                             NEWCREST CAPITAL INC.


                                             By:
                                                ------------------------------


                                             FIRST MARATHON SECURITIES LIMITED


                                             By:
                                                ------------------------------



         The foregoing is accepted and agreed to as of March 14, 1997

                                             INTERNATIONAL URANIUM CORPORATION


                                             By:
                                                ------------------------------

                                   SCHEDULE A

                         UNITED STATES OFFERS AND SALES

         As used in this Schedule A, the following terms shall have the meanings indicated:

(a) "Accredited Investor" means an institutional accredited investor as that term is defined in Rule 501(a) (1), (2), (3) or (7) of Regulation D;

(b) "Directed Selling Efforts" means directed selling efforts as that term is defined in Regulation S. Without limiting the foregoing, but for greater clarity in this Schedule, it means, subject to the exclusions from the definition of directed selling efforts contained in Regulation S, any activity undertaken for the purpose of, or that could reasonably be expected to have the effect of, conditioning the market in the United States for any of the Special Warrants or Underlying Shares, and includes the placement of any advertisement in a publication with a general circulation in the United States that refers to the offering of the Special Warrants or any of the Underlying Shares;

(c) "Foreign Issuer" means a foreign issuer as that term is defined in Regulation S;

(d) "Regulation D" means Regulation D adopted by the SEC under the U.S. Securities Act;

(e) "Regulation S" means Regulation S adopted by the SEC under the U.S. Securities Act;

(f)      "SEC" means the United States Securities and Exchange Commission;

(g) "Substantial U.S. Market Interest" means substantial U.S. market interest as that term is defined in Regulation S;

(h) "United States" means the United States of America, its territories and possessions, any state of the United States, and the District of Columbia;

(i)      "U.S. Person" means a U.S. person as that term is defined in Regulation
         S; and

(j) "U.S. Securities Act" means the United States Securities Act of 1933, as amended.

         All other capitalized terms used but not otherwise defined in this Schedule A shall have the meanings assigned to them in the Agency Agreement to which this Schedule A is attached.

REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE AGENTS

         The Agents severally but not jointly acknowledge that the Special Warrants and Underlying Shares have not been and will not be registered under the U.S. Securities Act and may not be offered or sold to any person within the United States except in accordance with Regulation S or pursuant to an exemption from the registration requirements of the U.S. Securities Act. Accordingly, the Agents severally but not jointly represent, warrant and covenant to the Company that:

1. The Agent has offered and sold, and will offer and sell Special Warrants only in accordance with Rule 903 of Regulation S or as provided in paragraphs 2 through 6 below. Accordingly, neither the Agent, its affiliates nor any persons acting on their behalf, has made or will make (except as permitted in paragraphs 2 through 9 below) (i) any offer to sell or any solicitation of an offer to buy, any Special Warrants to any person in the United States, (ii) any sale of Special Warrants to any purchaser unless, at the time the buy order was or will have been originated, the purchaser was outside the United States, or such Agent, affiliate or person acting on behalf of either reasonably believed that such purchaser was outside the United States, or (iii) any Directed Selling Efforts in the United States with respect to the Special Warrants or Underlying Shares.

2. Each Agent, acting through its U.S. broker-dealer affiliate, may offer the Special Warrants in the United States to Accredited Investors with which such Agent has a preexisting relationship.

3. Sales to each purchaser of the Special Warrants in the United States will have an aggregate purchase price of not less than US$250,000.

4. No form of general solicitation or general advertising (as those terms are used in Regulation D) has been or will be used, including advertisements, articles, notices or other communications published in any newspaper, magazine, or similar media or broadcast over radio or television, or any seminar or meeting whose attendees had been invited by general solicitation or general advertising, in connection with the offer or sale of the Special Warrants in the United States.

5. Prior to completion of any sale of Special Warrants in the United States, each U.S. purchaser thereof (a "U.S. Purchaser") will be required to represent, warrant and covenant to the Company to the effect that:

         (a) Authorization and Effectiveness. The Purchaser is a valid and subsisting corporation, has the necessary corporate capacity and authority to execute and deliver this offer and to observe and perform its covenants and obligations hereunder and has taken all necessary corporate action in respect thereof, and, upon acceptance by the Company, this offer will constitute a legal, valid and binding contract of the Purchaser enforceable against the Purchaser in accordance with its terms and neither the entering into of this Subscription Agreement nor the completion of the transactions contemplated hereby will result in a violation or breach of any law applicable to the Purchaser or of any of the terms or provisions of any constating documents of the Purchaser or of any agreement to which the Purchaser is a party or by which it is bound.

         (b) Residence. The Purchaser is a resident of the jurisdiction referred to under its address set forth on page 1 hereof, which address is the residence or place of business of the Purchaser and was not created nor is used solely for the purpose of acquiring the Special Warrants.

         (c) Purchasing as Principal. Except to the extent contemplated in subparagraph (e), the Purchaser is purchasing the Purchaser's Special Warrants (and the Underlying Shares in respect thereof) as principal (as defined in applicable securities legislation) for its own account, and not for the benefit of any other person.

         (d) Purchasing as Agents or Warrant Agent. In the case of the purchase by the Purchaser of the Purchaser's Special Warrants as agent or trustee for any principal whose identity is disclosed or undisclosed or identified by account number only, each beneficial purchaser of the Purchaser's Special Warrants for whom the Purchaser is acting, is purchasing its Purchaser's Special Warrants (and the Underlying Shares in respect thereof) as principal for its own account, and not for the benefit of any other person, for investment only and not with a view to resale or distribution, and the Purchaser has due and proper authority to act as agent or trustee for and on behalf of such beneficial purchaser in connection with the transactions contemplated hereby.

         (e) Purchaser Has Benefit of Private Placement Exemption. The Purchaser and, in the case of the purchase by the Purchaser of the Purchaser's Special Warrants as agent or trustee for any principal whose identity is disclosed or undisclosed or identified by account number only, each beneficial purchaser of the Purchaser's Special Warrants for whom the Purchaser is acting or for which it exercises sole investment discretion is purchasing a sufficient number of Special Warrants so that the aggregate acquisition cost of the Purchaser or such beneficial purchaser will not be less than US$250,000 and is not purchasing the Special Warrants with a view to any resale, distribution or other disposition of the Special Warrants in violation of United States securities laws.

         (f) No Advertising. The offering and sale of the Purchaser's Special Warrants to the Purchaser were not, so far as the Purchaser is aware, made through an advertisement of the Special Warrants in printed media of general and regular paid circulation, radio or television or any other form of advertisement or as part of a general solicitation and, except for this Subscription Agreement, the only documents, if any, delivered or otherwise furnished to the Purchaser in connection with such offering and sale were the Offering Memorandum, a term sheet relating to the Special Warrants, annual or interim reports and other documents the contents of which are prescribed by statute or regulation and generally available research reports, memoranda and other materials concerning the Company, Thornbury and Energy Fuels prepared by others, which documents the Purchaser acknowledges do not, individually or collectively, constitute an offering memorandum or similar document (including an offering memorandum as such term is defined in section 32(1) of the Regulation to the Securities Act (Ontario)) and have not been independently verified by the Agents. The Purchaser acknowledges and agrees that the Company and the Agents take no responsibility for the accuracy, adequacy or completeness of the information contained in any such research reports, memoranda or other materials concerning the Company, Thornbury or Energy Fuels prepared by others.

         (g) Offering Memorandum. The Purchaser has received and carefully reviewed the Offering Memorandum and acknowledges that no securities commission, agency, governmental authority, regulatory body, stock exchange or other entity has reviewed the Offering Memorandum or has made any finding or determination as to the merits of an investment in, or made any recommendation or endorsement with respect to, the Special Warrants or the Underlying Shares.

         (h) No Undisclosed Information. The Purchaser's Special Warrants are not being purchased by the Purchaser as a result of any material information concerning the Company that has not been publicly disclosed and the Purchaser's decision to tender this offer and acquire the Purchaser's Special Warrants has not been made as a result of any oral or written representation as to fact or otherwise made by or on behalf of the Company, the Agents or any other person and is based entirely upon currently available public information concerning the Company.

         (i) Investment Intent. The Purchaser, or each beneficial purchaser for whom it is purchasing, is acquiring Special Warrants to be held for investment only and not with a view to resale, distribution or other disposition of the Special Warrants or the Underlying Shares in violation of the securities laws of the United States.

         (j) Investment Suitability. The Purchaser, and any beneficial purchaser referred to in subparagraph (e) above, acknowledges that the Special Warrants and the Underlying Shares are speculative investments which involve a substantial degree of risk and the Purchaser and each such beneficial purchaser has such knowledge and experience in financial and business affairs as to be capable of evaluating the merits and risks of the investment hereunder in the Purchaser's Special Warrants (and the Underlying Shares in respect thereof) and is able to bear the economic risk of loss of such investment. No oral or written representation has been made to the Purchaser by or on behalf of the Company, the Agents or any other person (i) that any person will resell or repurchase, or (except as provided herein) refund all or any of the purchase price of, any of the Purchaser's Special Warrants (or any of the Underlying Shares in respect thereof), (ii) as to the future value or price of the Special Warrants or the Underlying Shares or (iii) that the Special Warrants or the Underlying Shares will be listed and posted for trading, or that application has been or will be made to list and post the Special Warrants or the Underlying Shares for trading, on any stock exchange.

         (k) No Registration in U.S. The Purchaser is aware that the Special Warrants and the Underlying Shares have not been and will not be registered under the U.S. Securities Act and the sale contemplated hereby is being made in reliance on an exemption from registration thereunder only to Accredited Investors.

         (l) Accredited Investor. The Purchaser is an Accredited Investor and is acquiring the Special Warrants for its own account or for the account of an Accredited Investor with respect to which it exercises sole investment discretion, and not with a view to any resale, distribution or other disposition of the Special Warrants or Underlying Shares in violation of United States federal and state securities laws.

         (m) Adequate Information. The Purchaser has had access to all information concerning the Company as it has considered necessary in connection with its investment decision to acquire the Special Warrants.

         (n) Initial Trade Report. The Purchaser will, with respect to a sale by the Purchaser of either Special Warrants or Underlying Shares in British Columbia, file with the British Columbia Securities Commission a report in the form required under the British Columbia Securities Commission's Blanket Order #95/17 (the "Initial Trade Report") or the report required under the laws of the jurisdiction in which the Company carries on business or in which the Company is organized provided that the report requires substantially the same information as required in the Initial Trade Report (the "Purchaser's Report") within ten days of the initial trade of such Special Warrants or Underlying Shares by the Purchaser, provided that where the Purchaser has filed such report, the Purchaser is not required to file a further report of additional trades of the Special Warrants or Underlying Shares acquired on the same date and under the same exemptions.

         (o) Resales. The Purchaser understands that if it decides to offer, sell or otherwise transfer such Special Warrants or the Underlying Shares, or any of them, such securities may be offered, sold or otherwise transferred only (A) to the Company, (B) outside the United States in accordance with Rule 904 of Regulation S, (C) pursuant to an exemption from registration under the U.S. Securities Act provided by Rule 144 thereunder, if applicable, and in compliance with any applicable state securities laws or (D) with the prior written consent of the Company, pursuant to another exemption from registration under the U.S. Securities Act and any applicable state securities laws.

         (p) Legend on Certificates. The Purchaser understands that all certificates representing the Special Warrants sold in the United States, as well as all certificates issued in exchange for or in substitution of the foregoing securities, will bear a legend to the following effect:

                           THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "U.S. SECURITIES ACT") AND MAY BE OFFERED, SOLD OR OTHERWISE TRANSFERRED ONLY (A) TO THE COMPANY, (B) OUTSIDE THE UNITED STATES IN ACCORDANCE WITH RULE 904 OF REGULATION UNDER THE U.S. SECURITIES ACT, OR (C) PURSUANT TO AN EXEMPTION FROM REGISTRATION S UNDER. THE U.S. SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER, IF APPLICABLE, AND IN COMPLIANCE WITH ANY STATE SECURITIES LAWS OR (D) WITH THE PRIOR WRlTTEN CONSENT OF THE COMPANY, PURSUANT TO ANOTHER EXEMPTION FROM REGISTRATION UNDER THE U. S. SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES LAWS.

                  and that all certificates representing the Underlying Shares, as well as all certificates issued in exchange for or in substitution of the foregoing securities, issued upon exercise of any Special Warrants so legended shall bear the foregoing legend and shall bear the following additional legend:

                           DELIVERY OF THIS CERTIFICATE MAY NOT CONSTITUTE "GOOD DELIVERY" IN SETTLEMENT OF TRANSACTIONS ON STOCK EXCHANGES IN CANADA. A NEW CERTIFICATE BEARING NO LEGEND, DELIVERY OF WHICH WILL CONSTITUTE "GOOD DELIVERY": MAY BE OBTAINED FROM THE COMPANY'S REGISTRAR AND TRANSFER AGENT UPON DELIVERY OF THIS CERTIFICATE AND A DULY EXECUTED DECLARATION, IN A FORM SATISFACTORY TO THE REGISTRAR AND TRANSFER AGENT AND THE COMPANY, TO THE EFFECT THAT THE SALE OF THE SECURITIES REPRESENTED HEREBY IS BEING MADE IN COMPLIANCE WITH RULE 904 OF THE REGULATION S UNDER THE U.S. SECURITIES ACT;

                  provided that, if any such securities are being sold outside the United States in accordance with Rule 904 of Regulation S, the legend may be removed by providing a declaration to the Trustee, as registrar and transfer agent, to the effect set forth in Exhibit 1 to this Subscription Agreement, or in such other form as the Company may from time to time prescribe.

         (q) Notation. The Purchaser understands and acknowledges that the Company may instruct the Warrant Agent of the Special Warrants not to record a transfer without first being notified by the Company that it is satisfied that such transfer is exempt from or not subject to registration under the U.S. Securities Act.

6. Any offer, sale or solicitation of an offer to buy Special Warrants that has been made or will be made in the United States was or will be made only to Accredited Investors that are exempt or in transactions that are exempt from registration under applicable state securities laws.

7. It will not solicit offers for, offer to sell, or sell, the Special Warrants in any state or other jurisdiction where it is not registered as a broker-dealer or otherwise exempt from such registration.

8. In the event any Special Warrants are sold to purchasers in the United States, CIBC Wood Gundy Securities Inc. shall deliver to the Company at the Closing Time a certificate substantially in the form attached hereto as Appendix I to Schedule "A".

REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE COMPANY

         The Company represents, warrants, covenants and agrees that:

1. The Company is a Foreign Issuer with no Substantial U.S. Market Interest in the Special Warrants or Underlying Shares.

2. Except with respect to offers and sales to Accredited Investors in reliance upon an exemption from registration under Section 4(2) of the U.S. Securities Act, neither the Company nor any of its affiliates, nor any person acting on their behalf, has made or will make: (A) any offer to sell, or any solicitation of an offer to buy, any Special Warrants to a person in the United States; or (B) any sale of Special Warrants or Underlying Shares unless, at the time the buy order was or will have been originated, the purchaser is (i) outside the United States or (ii) the Company, its affiliates, and any person acting on their behalf reasonably believe that the purchaser is outside the United States.

3. During the period in which the Special Warrants are offered for sale, neither it nor any of its affiliates, nor any person acting on their behalf has made or will make any Directed Selling Efforts in the United States, or has taken or will take any action that would cause the exemption afforded by Section 4(2) of the U.S. Securities Act or Regulation S to be unavailable for offers and sales of the Special Warrants, pursuant to this Agreement.

4. None of the Company, its affiliates or any person acting on its or their behalf have engaged or will engage in any form of general solicitation or general advertising (as those terms are used in Regulation D) with respect to offers or sales of the Special Warrants in the United States, including advertisements, articles, notices or other communications published in any newspaper, magazine or similar media, or broadcast over radio, or television, or any seminar or meeting whose attendees have been invited by general solicitation or general advertising.

5. Except with respect to the offer and sale of the Special Warrants or Underlying Shares offered hereby, the Company has not, for a period of six months prior to the date hereof sold, offered for sale or solicited any offer to buy any of its securities in the United States or to any U.S. Person.

                                   APPENDIX I
                                  TO SCHEDULE A


                       U.S. PRIVATE PLACEMENT CERTIFICATE


In connection with the private placement in the United States of the special warrants (the "Special Warrants") of International Uranium Corporation (the "Company") pursuant to the Agency Agreement dated as of March 14, 1997 among the Company and the Agents named therein (the "Agency Agreement"), the undersigned, on behalf of the several Agents and their respective U.S. affiliates, does hereby certify as follows:

(i) each U.S. affiliate of each U.S. Agent who offered or sold Special Warrants in the United States is a duly registered broker or dealer with the United States Securities and Exchange Commission (the "SEC") and the National Association of Securities Dealers, Inc. ("NASD") and is in good standing with the SEC and the NASD on the date hereof;

(ii) each purchaser was provided with a copy of the Offering Memorandum dated March 19, 1997, for the offering of the Special Warrants in the United States;

(iii) no form of general solicitation or general advertising (as those terms are used in Regulation D under the 1933 Act) was used by us, including advertisements, articles, notices or other communications published in any newspaper, magazine or similar media or broadcast over radio or television, or any seminar or meeting whose attendees had been invited by general solicitation or general advertising, in connection with the offer or sale of the Special Warrants in the United States or to U.S. persons (as defined under Regulation S under the 1933 Act);

(iv) the offering of the Special Warrants in the United States has been conducted by us through our U.S. affiliates in accordance with the Agency Agreement;

(v) immediately prior to transmitting the U.S. Subscription Agreement to the purchasers, we had reasonable grounds to believe that each offeree was an Accredited Investor under the U.S. Securities Act, and, on the date hereof, we continue to believe that each U.S. private placee purchasing Special Warrants pursuant to Section 4(2) of the U.S. Securities Act is an Accredited Investor; and

(vi)     prior to any sale of Securities in the United States pursuant to
         Section 4(2), we caused each U.S. private placee to execute a U.S. Subscription Agreement.

Terms used in this certificate have the meanings given to them in the Agency Agreement unless otherwise defined herein.

DATED this          day of March, 1997.


CIBC WOOD GUNDY SECURITIES INC.
on behalf of the several Agents
and their respective U.S. affiliates.



By:
   ------------------------------------